Exhibit 99.1

Navidea Biopharmaceuticals Announces 2012 Annual Meeting Results

- Business Update Provided -

DUBLIN, OH,  August 15, 2012 -- Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB), a biopharmaceutical company focused on precision diagnostic radiopharmaceuticals, today announced the results of voting at its 2012 Annual Meeting of Stockholders (the Annual Meeting) held August 14, 2012.

At the Annual Meeting, Navidea’s stockholders:

•	Re-elected as a Director of the Company, Gordon A. Troup, Chairman of the Board
•	Approved an amendment to the Company’s Amended and Restated 2002 Stock Incentive Plan (the Plan) to increase the maximum number of shares under the Plan from 10 million shares to 12 million shares; and,
•	Ratified the appointment of BDO USA, LLP to act as the Company’s independent registered public accounting firm for 2011.

Following the formal business portion of the Annual Meeting, Dr. Mark Pykett, Navidea President and CEO, and other members of the Navidea executive team made a series of presentations to stockholders in attendance at the Annual Meeting on topics including program updates for Lymphoseek®, 4694, CFT and RIGScanTM, and other pipeline expansion activities.

The presentations included highlights on the following 2011-2012 milestone achievements including

•	Strategically re-focused and rebranded the Company based on a growing pipeline of precision diagnostic radiopharmaceuticals following the sale of the Neoprobe gamma detection device business
•	Strengthened Navidea’s financial position with the Hercules Technology II, LP, $7M debt-financing and more recently a $50M credit facility from Platinum-Montaur Life Sciences, LLC, providing the Company with significant, yet flexible, financial resources to fund short- and long-term development and growth plans.
•	Lymphoseek Program highlights: Filed Lymphoseek NDA and anticipate PDUFA date of September 10, 2012; investigator-initiated presentations of encouraging clinical site results from the Head and Neck Study; multiple presentations of breast cancer and melanoma Phase 3 data at key medical and scientific conferences; and presentation and publication of favorable comparison to the current standard of care (colloids + blue Dye); positive guidance from the EMA on the Lymphoseek MAA process for European registration, with preparations underway for the MAA filing before year-end 2012.

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•	Other Programs: Expanded the pipeline by in-licensing a Phase 3-ready PET imaging agent, 4694, for aiding in the diagnosis of Alzheimer’s disease from Astra Zeneca; supported multiple presentations of 4694’s Phase 2 and Investigator-initiated studies at major, scientific and medical conferences; in-licensed a Phase 3 potential best-in-class SPECT imaging agent (CFT) for diagnosis of Parkinson’s disease.

At a meeting of the Board of Directors following the Annual Meeting, the Board completed a process to re-align its members into three classes of equal size. NYSE regulations require companies with classified Boards, such as Navidea, to maintain their classes of Directors in roughly equal numbers. To comply with this regulation, Dr. Peter Drake resigned from the Class of 2014 and was immediately re-appointed to the Board’s Class of 2015.

In conclusion, Dr. Pykett said: “We have made considerable progress on the basis of strong, consistent execution in advancing Navidea’s strategic objectives during this year, as demonstrated by the numerous milestones achieved. We look forward to our stockholders’ continued support as we continue to focus on developing and commercializing precision diagnostics that deliver the right treatment to the right patients at the right time.”

About Lymphoseek®

Lymphoseek is a proprietary radioactive tracing agent being developed for use in connection with gamma detection devices in pre-operative lymphoscintigraphy imaging and in a surgical procedure known as Intraoperative Lymphatic Mapping (ILM). Lymphoseek works by binding to a specific receptor found on the surface of dendritic cells and macrophages, which reside in high concentration in lymph nodes. This receptor-targeted property of Lymphoseek enables it to attach to and remain within first draining lymph nodes.

Two Phase 3 multi-center clinical trials for Lymphoseek in subjects with breast cancer or melanoma have been completed (NEO3-05 and NEO3-09; www.clinicaltrials.gov trial registration numbers NCT00671918 and NCT01106040, respectively). A third Phase 3 clinical study to evaluate the efficacy of Lymphoseek as a sentinel lymph node tracing agent in subjects with head and neck squamous cell carcinoma is currently ongoing (NEO3-06; www.clinicaltrials.gov trial registration number NCT00911326).

About 4694

4694 is a Fluorine-18 labeled precision radiopharmaceutical candidate for use in the imaging and evaluation of patients with signs or symptoms of cognitive impairment such as Alzheimer’s disease (AD). It binds to Beta-amyloid deposits in the brain that can then be imaged in positron emission tomography (PET) scans. Amyloid plaque pathology is a required feature of AD diagnosis and the presence of amyloid pathology is a supportive feature for diagnosis of probable AD.

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About [123I]-E-IACFT (CFT)

CFT is a patented, novel, small molecule radiopharmaceutical used with single photon emission computed tomography (SPECT) imaging to identify the status of specific regions in the brains of patients suspected of having Parkinson’s disease. The agent binds to the dopamine transporter (DAT) on the cell surface of dopaminergic neurons in the striatum and substantia nigra regions of the brain. Loss of these neurons is a widely recognized hallmark of Parkinson’s disease. CFT has been administered to more than 600 subjects in multi-phase clinical trials to date. Results from these clinical trials have demonstrated that CFT has high affinity for DAT and rapid kinetics which enable the generation of clean diagnostic images quickly, beginning within approximately 20 minutes after injection. In addition to its potential use as an aid in the differential diagnosis of Parkinson’s disease and movement disorders, CFT may also be useful in the diagnosis of Dementia with Lewy Bodies (DLB), which after Alzheimer’s disease, is one of the most common forms of dementia.

About Navidea Biopharmaceuticals

Navidea Biopharmaceuticals, Inc. (NYSE MKT: NAVB) is a biopharmaceutical company focused on the development and commercialization of precision diagnostics and radiopharmaceutical agents. Navidea is actively developing four radiopharmaceutical agent platforms – Lymphoseek®, 4694, CFT and RIGScanTM – to help identify the presence and status of undetected disease and enable better diagnostic accuracy, clinical decision-making and ultimately patient care. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel radiopharmaceutical agents and advancing the Company’s pipeline through selective acquisitions, global partnering and commercialization efforts. For more information, please visit www.navidea.com.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts:

Neoprobe Corporation -- Brent Larson, Sr. VP & CFO – (614) 822-2330

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